                                                                    Exhibit 99.1

              AMCOMP REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

NORTH PALM BEACH, FL, AUGUST 16, 2006 - AmCOMP Incorporated (Nasdaq: AMCP) today announced results for the second quarter ended June 30, 2006.

Fred R. Lowe,  AmCOMP's Chairman,  President and Chief Executive Officer,  said:
"We  continue  to be  pleased  with  our  revenues,  underwriting  results,  and resulting net income.  All met or exceeded our expectations.  Net income for the second quarter of 2006 was $5 million; and although it was down 4.1% compared to
2005's  second  quarter,  net income was up 4.1% in the first six months of 2006 compared to 2005. Net written  premiums were up 8.4% for the quarter compared to
2005, and up 3.0% on a six-month 2006 to 2005 comparison. This was very close to our  expectations.  Total  revenue  was up 8.6% in the  second  quarter  of 2006 compared  to the same  period in 2005,  and up 9.8% for the first six  months of
2006 versus the same timeframe in 2005.

"Through June 30th,  we renewed  slightly more than 90% of the policies we chose to renew.  We continue to exercise  discipline  on new  business,  approving for issue approximately 9% of new business  applications.  We are gratified with the enthusiasm for AmCOMP's products and services that we continue to find among our agents in both core and new expansion states.

"We will  continue on our  mission to be the  workers'  compensation  carrier of choice for our agents and  policyholders.  We are  maintaining  our  disciplined underwriting  standards,  continuing to strengthen  and expand our  distribution partnerships and working with our policyholders to improve their safety and loss experiences  to help  reduce  their  costs.  We have a  long-term  focus  on our business,  and our  management  team is highly  experienced  in the economic and market cycles of workers' compensation insurance," Mr. Lowe concluded.

For the second  quarter  of 2006,  net  income  was $5.0  million,  or $0.31 per diluted  share,  compared  to net income of $5.2  million,  or $0.55 per diluted share,  for  the  second  quarter  of  2005.  Weighted  average  diluted  shares outstanding  were  15,584,000  as of June 30, 2006,  compared to 9,563,000 as of
June 30,  2005.  Total  revenue  increased  8.6% to $72.5  million in the second quarter of 2006 versus $66.8 million in the prior year's second quarter.  Direct premiums written increased 4.8% to $61.6 million for the three months ended June
30, 2006,  from $58.8 million in the  comparable  period in 2005. Net investment income  increased by $1.2 million,  or 40.3%, for the same three month period in
2006 over the comparable quarter in 2005.

The net combined ratio,  including  policyholder dividends for the quarter ended
June 30, 2006, was 94.4% compared to 89.0% for the same period in 2005. Loss and loss  adjustment  expenses  for the second  quarter  of 2006 were $40.6  million versus $33.3  million in the same period in 2005.  Policy  acquisition  expenses were $11.6 million in the first quarter of 2006 compared to $11.8 million in the same quarter of 2005.  Underwriting and other expenses for the second quarter of
2006 were $9.8  million  compared  to $9.6  million  in the  prior  year's  same quarter.

Net income for the six months ended June 30, 2006, was $11.0  million,  or $0.77 per diluted share, compared to $10.6 million in the first half of 2005. Weighted average diluted shares outstanding were 14,241,000 as of June 30, 2006, compared to 9,563,000 as of June 30, 2005. Six month revenue in 2006 was $142.6  million;
a 9.8% increase from revenue of $129.9 million for the first six months of 2005.

For the first six months of 2006,  direct  premiums  written  increased  3.9% to
$150.0 million from $144.4 million in the comparable period in 2005. Florida was the largest  market with $3.0  million more in direct  premiums  written for the first six months of 2006 compared to the same period in 2005,  and accounted for
44.1% of the total business.

The net combined  ratio,  including  policyholder  dividends  for the six months ended June 30,  2006,  was 92.7%  compared to 88.9% for the same period in 2005.
Loss and loss  adjustment  expenses  for the first six months of 2006 were $78.0 million versus $69.8 million in the same period in 2005. Total  underwriting and other  expenses for the first six months of 2006 were $16.8 million  compared to
$15.9 million in the prior year period.  Policy acquisition  expenses were $24.4 million for the six months ended June 30, 2006, compared to $21.2 million in the same first six months of 2005.

Our  annualized net income for the six months ended June 30, 2006 divided by the average  equity as of December 31, 2005 plus the net IPO  proceeds  results in a pro forma annualized average return on equity of 20.6% for 2006.

On February  10,  2006,  AmCOMP  completed a public  offering of common stock in which the  Company  sold  6,000,000  primary  shares,  raising  net  proceeds of
approximately   $48.0  million.   On  February  15,  2006,  AmCOMP   contributed
approximately  $43.0  million  of the net  proceeds  from  the  offering  to its insurance company subsidiaries to expand its business in its core markets.  Book value per share  including  accumulated  other  comprehensive  loss is $8.98 per share as of June 30,  2006.  Book value per share  excluding  accumulated  other comprehensive loss is $9.41 per share as of June 30, 2006.

INVESTIGATION BY AMCOMP'S AUDIT COMMITTEE CHAIRMAN

On August 10, 2006, AmCOMP announced that it had been advised by its independent
auditors  that  an  AmCOMP  employee  had  expressed   reservations   about  the
thoroughness  of  disclosures  made by AmCOMP to its auditors.  On the following day, the Chairman of AmCOMP's Audit Committee  commenced an investigation of the employee's  statement,  which included  personal  interviews  with the employee, senior  management and other  employees  performing  accounting  functions.  The
Chairman of the Audit Committee has advised  AmCOMP's Board of Directors that to date he has encountered no evidence of any deficiency in the quality or scope of disclosures made by AmCOMP to its independent  auditors.  He has further advised that  he has  engaged  independent  counsel  to  assist  him in  completing  his investigation.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
11 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

CONFERENCE CALL

The Company intends to host a conference call after  preparation and delivery of the formal report of the Chairman of the Audit Committee.  Information about the time of the call and the means by which it may be  accessed  will be provided at the earliest practicable time.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives,  which  are not  based  on  historical  facts,  are  forward-looking statements  within the meaning of Section 27A of the  Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe,"  "expect,"  "plans,"  "intend,"  "project,"  "estimate," "may,"
"should,"  "will,"  "continue,"  "potential,"  "forecast" and  "anticipate"  and similar expressions  identify  forward-looking  statements.  Any such statements involve known and unknown  risks,  uncertainties  and other  factors,  including those set forth under the heading "RISK  FACTORS" in the Company's  filings with the Securities and Exchange Commission,  including AmCOMP's Form 10-K for fiscal
year  ended  December  31,  2005.   Such  factors  may  cause  AmCOMP's   actual
performance,  condition and  achievements  to be materially  different  than any future  performance,  condition and achievement set forth in this press release.
All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three month and six month  periods  ended June 30,  2006 and 2005 as well as  selected balance sheet data as of June 30, 2006 and 2005.  The following  information  is preliminary  and  unaudited  and is subject to change  until  final  results are publicly distributed.

                                      AmCOMP Incorporated and Subsidiaries
                                        Consolidated Statements of Income
                               (in thousands, except per share amounts and ratios)
                                                   (unaudited)

                                                             Three Months Ended           Six Months Ended
                                                                  June 30,                    June 30,
                                                                  --------                    --------
                                                             2006          2005          2006          2005
                                                             ----          ----          ----          ----

Statement of Operations Data:
Revenues:
Net premiums earned                                       $  68,388     $  64,002     $ 134,358     $ 125,089
Net investment income                                         4,228         3,013         8,271         5,042
Net realized investment gain (loss)                            (198)         (338)         (197)         (418)
Other income                                                    106            82           191           168
                                                          ---------     ---------     ---------     ---------
    Total revenue                                         $  72,524     $  66,759     $ 142,623     $ 129,881
Expenses:
Losses and loss adjustment expenses                       $  40,582     $  33,251     $  78,049     $  69,786
Policy acquisition expenses                                  11,555        11,805        24,369        21,222
Underwriting and other expenses                               9,843         9,618        16,830        15,878
Dividends to policyholders                                    2,580         2,284         5,243         4,274
Interest expense                                                868           701         1,706         1,401
                                                          ---------     ---------     ---------     ---------
    Total expenses                                        $  65,428     $  57,659     $ 126,197     $ 112,561
                                                          ---------     ---------     ---------     ---------

Income before income taxes                                    7,096         9,100        16,426        17,320
Income tax expense                                            2,089         3,880         5,444         6,773
                                                          ---------     ---------     ---------     ---------
    Net income                                            $   5,007     $   5,220     $  10,982     $  10,547
                                                          =========     =========     =========     =========
Operating Data:
Direct premiums written                                   $  61,639     $  58,813     $ 150,020     $ 144,358
Gross premiums written                                       64,491        60,073       154,031       148,125
Net premiums written                                         62,041        57,225       148,737       144,401
Per Share Data:
Earnings per share
    Basic                                                 $    0.31     $    0.97     $    0.83     $    1.96
    Diluted                                                    0.31          0.55          0.77          1.11
Weighted average common shares outstanding
    Basic                                                    15,559         5,367        13,306         5,367
    Diluted                                                  15,584         9,563        14,241         9,563
Selected Insurance Ratios:
Net loss ratio(1)                                             59.3%         52.0%         58.1%         55.8%
Net policy acquisition expense ratio(2)                       17.0%         18.4%         18.2%         17.0%
Underwriting and acquisition expense ratio(3)                 14.3%         15.0%         12.5%         12.7%
Net combined ratio, excluding policyholder dividends(4)       90.6%         85.4%         88.8%         85.5%
Dividend ratio(5)                                              3.8%          3.6%          3.9%          3.4%
Net combined ratio, including policyholder dividends(6)       94.4%         89.0%         92.7%         88.9%

     (1) Losses and LAE divided by net premiums earned, after the effects of reinsurance.
     (2) Net policy acquisition expenses divided by net premiums earned.
     (3) Underwriting and acquisition expenses divided by net premiums earned.
     (4) Sum of ratios computed in footnotes 1, 2 and 3.
     (5) Dividends to policyholders divided by net premiums earned.
     (6) Sum of ratios computed in footnotes 1, 2, 3, and 5.

                      AmCOMP Incorporated and Subsidiaries
                           Consolidated Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                        June 30,    December 31,
                                                          2006          2005
                                                      ------------  ------------
Assets
Cash and investments                                    401,518       332,196
Premiums receivable--net                                115,612       104,522
Reinsurance recoverables                                 77,025        83,880
Deferred policy acquisition costs                        22,989        19,413
Deferred income taxes                                    24,149        20,871
Other assets                                             20,550        22,445
                                                        -------       -------
Total assets                                            661,843       583,327
                                                        =======       =======

Liabilities and stockholder's equity
Unpaid losses and loss adjustment expenses              317,553       309,857
Unearned and advance premiums                           128,269       115,574
Long term debt                                           39,143        40,036
Other liabilities                                        48,935        45,879
                                                        -------       -------
Total liabilities                                       533,900       511,346
Preferred stock                                               0        23,098
Total stockholders' equity                              127,943        71,981
                                                        -------       -------
Total liabilities and stockholder's equity              661,843       583,327
                                                        =======       =======

CONTACTS:
AmCOMP Incorporated, North Palm Beach
Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

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